As filed with the Securities and Exchange Commission on May 29, 2001
                                                  Registration No. 333-_________
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          BESTNET COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)


           Nevada                                                 86-1006416
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


5210 E. Williams Circle, Suite 200, Tucson, Arizona                  85711
     (Address of Principal Executive offices)                     (Zip Code)


                            2000 Incentive Stock Plan
                            (Full title of the plan)


                                 Gerald I. Quinn
                          BestNet Communications Corp.
                       5210 E. Williams Circle, Suite 200
                              Tucson, Arizona 85711
                     (Name and address of agent for service)


                                 (520) 750-9093
          (Telephone number, including area code, of agent for service)


                                  With copy to:

                              Gregory R. Hall, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                                 (602) 528-4000

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
                         CALCULATION OF REGISTRATION FEE
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                                  PROPOSED         PROPOSED
   TITLE OF                       MAXIMUM          MAXIMUM
  SECURITIES         AMOUNT       OFFERING        AGGREGATE           AMOUNT OF
     TO BE            TO BE        PRICE           OFFERING         REGISTRATION
  REGISTERED       REGISTERED    PER SHARE *        PRICE *             FEE
--------------------------------------------------------------------------------
Common Stock,
$.001 par value    5,000,000*    $2.36**         $11,800,000**       $2,950.00
================================================================================

----------
* This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends, or other similar changes in capitalization, as provided in the 2000 Incentive Stock Plan.

** Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock on May 22, 2001 as reported on the OTC Bulletin Board.

This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference into this Registration Statement and shall be deemed a part hereof:

     (a) the Annual Report of BestNet Communications Corp. ("BestNet") on Form 10-K for the fiscal year ended August 31, 2000;

     (b) all reports filed by BestNet with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to August 31, 2000; and

     (c)  the   description  of  BestNet's   common  stock,   contained  in  its
registration statement filed pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by BestNet pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES. NOT APPLICABLE.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. NOT APPLICABLE.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Article XV of BestNet's Bylaws, it shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Except as provided herein below, any such indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum of directors who were or are not parties to such action, suit, or proceeding, or (b) by the shareholders.

     Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding, if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

     To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith, without any further determination that he has met the applicable standard of conduct set forth above.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

ITEM 8. EXHIBITS.

     EXHIBIT
      NUMBER                       DESCRIPTION
      ------                       -----------
        4          2000 Incentive Stock Plan

                   Form of opinion rendered by Squire, Sanders & Dempsey L.L.P
        5          (including consent)

       23.1        Consent of Semple & Cooper, L.L.P.

       23.2        Consent of Counsel

       24          Powers of Attorney

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on this 29th day of May, 2001.

                                   BESTNET COMMUNICATIONS CORP.,
                                   a Nevada corporation


                                   By /s/ Gerald I. Quinn
                                      ------------------------------------------
                                      Gerald I. Quinn, President and CEO
                                      (Principal Executive Officer)


                            SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Gerald I. Quinn as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                     Title                     Date
---------                                     -----                     ----

/s/ Gerald I. Quinn                   President and Chief           May 29, 2001
-------------------------------       Executive Officer and
Gerald I. Quinn                       Director (Principal
                                      Executive Officer and
                                      Principal Accounting
                                      Officer)


/s/ Alexander Christopher Lang        Director                      May 29, 2001
-------------------------------
Alexander Christopher Lang


/s/ Kelvin C. Wilbore                 Director                      May 29, 2001
-------------------------------
Kelvin C. Wilbore


/s/ Kevin England                     Director                      May 29, 2001
-------------------------------
Kevin England


/s/ Herman Haenert                    Director                      May 29, 2001
-------------------------------
Herman Haenert

                                  EXHIBIT INDEX

EXHIBIT                                                             PAGE OR
NUMBER               DESCRIPTION                                METHOD OF FILING
------               -----------                                ----------------
   4        2000 Incentive Stock Plan                                  *

   5        Form of opinion rendered by Squire, Sanders
              & Dempsey L.L.P (including consent)                      *

  23.1      Consent of Semple & Cooper L.L.P.                          *

  23.2      Consent of Counsel                                   See Exhibit 5

  24        Powers of Attorney                                See Signature Page

*    Filed herewith.